The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to completion dated December 18, 2025
December , 2025 Registration Statement Nos. 333-270004 and 333-270004-01; Rule 424(b)(2)
Pricing supplement to product supplement no. 4-I dated April 13, 2023, underlying supplement no. 1-I dated April 13, 2023, the prospectus and prospectus supplement, each dated April 13, 2023, and the prospectus addendum dated June 3, 2024
JPMorgan Chase Financial Company LLC
Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least
Performing of the State Street® Energy Select Sector SPDR®
ETF, the VanEck® Semiconductor ETF and the State Street®
Utilities Select Sector SPDR® ETF due January 3, 2031
Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.
• The notes are designed for investors who seek a Contingent Interest Payment with respect to each Review Date for which the closing price of one share of each of the State Street® Energy Select Sector SPDR® ETF, the VanEck®
Semiconductor ETF and the State Street® Utilities Select Sector SPDR® ETF, which we refer to as the Funds, is greater than or equal to 70.00% of its Initial Value, which we refer to as an Interest Barrier.
• If the closing price of one share of each Fund is greater than or equal to its Interest Barrier on any Review Date, investors will receive, in addition to the Contingent Interest Payment with respect to that Review Date, any previously unpaid Contingent Interest Payments for prior Review Dates.
• The notes will be automatically called if the closing price of one share of each Fund on any Review Date (other than the first through eleventh and final Review Dates) is greater than or equal to its Initial Value.
• The earliest date on which an automatic call may be initiated is December 29, 2026.
• Investors should be willing to accept the risk of losing a significant portion or all of their principal and the risk that no
Contingent Interest Payment may be made with respect to some or all Review Dates.
• Investors should also be willing to forgo fixed interest and dividend payments, in exchange for the opportunity to receive
Contingent Interest Payments.
• The notes are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co. Any payment on the notes is subject to the credit risk of JPMorgan Financial, as issuer of the notes, and the credit risk of JPMorgan Chase & Co., as guarantor of the notes.
• Payments on the notes are not linked to a basket composed of the Funds. Payments on the notes are linked to the performance of each of the Funds individually, as described below.
• Minimum denominations of $1,000 and integral multiples thereof
• The notes are expected to price on or about December 29, 2025 and are expected to settle on or about January 2, 2026.
• CUSIP: 48136MMB0
Investing in the notes involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, Annex A to the accompanying prospectus addendum, “Risk Factors” beginning on page PS-11 of the accompanying product supplement and “Selected Risk Considerations” beginning on page PS-6 of this pricing supplement.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, underlying supplement, prospectus supplement, prospectus and prospectus addendum. Any representation to the contrary is a criminal offense.
Price to Public (1)
Fees and Commissions (2)
Proceeds to Issuer
Per note
$1,000
$
$
Total
$
$
$
(1) See “Supplemental Use of Proceeds” in this pricing supplement for information about the components of the price to public of the notes.
(2) J.P. Morgan Securities LLC, which we refer to as JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to other affiliated or unaffiliated dealers. In no event will these selling commissions exceed $41.25 per
$1,000 principal amount note. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
If the notes priced today, the estimated value of the notes would be approximately $918.40 per $1,000 principal amount note. The estimated value of the notes, when the terms of the notes are set, will be provided in the pricing supplement and will not be less than $900.00 per $1,000 principal amount note. See “The Estimated Value of the Notes” in this pricing supplement for additional information.
The notes are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

PS-1 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the State Street® Energy Select Sector SPDR® ETF, the VanEck®
Semiconductor ETF and the State Street® Utilities Select Sector SPDR®
ETF
Key Terms
Issuer: JPMorgan Chase Financial Company LLC, a direct,
wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor: JPMorgan Chase & Co.
Funds: The State Street® Energy Select Sector SPDR® ETF
(Bloomberg ticker: XLE), the VanEck® Semiconductor ETF
(Bloomberg ticker: SMH) and the State Street® Utilities Select
Sector SPDR® ETF (Bloomberg ticker: XLU)
Contingent Interest Payments: If the notes have not been
automatically called and the closing price of one share of each
Fund on any Review Date is greater than or equal to its Interest
Barrier, you will receive on the applicable Interest Payment
Date for each $1,000 principal amount note a Contingent
Interest Payment equal to at least $7.9167 (equivalent to a
Contingent Interest Rate of at least 9.50% per annum, payable at a rate of at least 0.79167% per month) (to be provided in the pricing supplement), plus any previously unpaid Contingent
Interest Payments for any prior Review Dates.
If the Contingent Interest Payment is not paid on any Interest
Payment Date, that unpaid Contingent Interest Payment will be paid on a later Interest Payment Date if the closing price of one share of each Fund on the Review Date related to that later
Interest Payment Date is greater than or equal to its Interest
Barrier. You will not receive any unpaid Contingent Interest
Payments if the closing price of one share of any Fund on each subsequent Review Date is less than its Interest Barrier.
Contingent Interest Rate: At least 9.50% per annum, payable
at a rate of at least 0.79167% per month (to be provided in the pricing supplement)
Interest Barrier: With respect to each Fund, 70.00% of its
Initial Value
Trigger Value: With respect to each Fund, 60.00% of its Initial
Value
Pricing Date: On or about December 29, 2025
Original Issue Date (Settlement Date): On or about January
2, 2026
Review Dates*: January 29, 2026, March 2, 2026, March 30,
2026, April 29, 2026, May 29, 2026, June 29, 2026, July 29,
2026, August 31, 2026, September 29, 2026, October 29, 2026,
November 30, 2026, December 29, 2026, January 29, 2027,
March 1, 2027, March 29, 2027, April 29, 2027, June 1, 2027,
June 29, 2027, July 29, 2027, August 30, 2027, September 29,
2027, October 29, 2027, November 29, 2027, December 29,
2027, January 31, 2028, February 29, 2028, March 29, 2028,
May 1, 2028, May 30, 2028, June 29, 2028, July 31, 2028,
August 29, 2028, September 29, 2028, October 30, 2028,
November 29, 2028, December 29, 2028, January 29, 2029,
February 28, 2029, March 29, 2029, April 30, 2029, May 29,
2029, June 29, 2029, July 30, 2029, August 29, 2029, October
1, 2029, October 29, 2029, November 29, 2029, December 31,
2029, January 29, 2030, February 28, 2030, March 29, 2030,
April 29, 2030, May 29, 2030, July 1, 2030, July 29, 2030,
August 29, 2030, September 30, 2030, October 29, 2030,
November 29, 2030 and December 30, 2030 (final Review
Date)
Interest Payment Dates*: February 3, 2026, March 5, 2026,
April 2, 2026, May 4, 2026, June 3, 2026, July 2, 2026, August
3, 2026, September 3, 2026, October 2, 2026, November 3,
2026, December 3, 2026, January 4, 2027, February 3, 2027,
March 4, 2027, April 1, 2027, May 4, 2027, June 4, 2027, July
2, 2027, August 3, 2027, September 2, 2027, October 4, 2027,
November 3, 2027, December 2, 2027, January 3, 2028,
February 3, 2028, March 3, 2028, April 3, 2028, May 4, 2028,
June 2, 2028, July 5, 2028, August 3, 2028, September 1, 2028,
October 4, 2028, November 2, 2028, December 4, 2028,
January 4, 2029, February 1, 2029, March 5, 2029, April 4,
2029, May 3, 2029, June 1, 2029, July 5, 2029, August 2, 2029,
September 4, 2029, October 4, 2029, November 1, 2029,
December 4, 2029, January 4, 2030, February 1, 2030, March
5, 2030, April 3, 2030, May 2, 2030, June 3, 2030, July 5, 2030,
August 1, 2030, September 4, 2030, October 3, 2030,
November 1, 2030, December 4, 2030 and the Maturity Date
Maturity Date*: January 3, 2031
* Subject to postponement in the event of a market disruption event and as described under “General Terms of Notes — Postponement of a
Determination Date — Notes Linked to Multiple Underlyings” and “General
Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement
Call Settlement Date*: If the notes are automatically called on any Review Date (other than the first through eleventh and final
Review Dates), the first Interest Payment Date immediately
following that Review Date
Automatic Call:
If the closing price of one share of each Fund on any Review
Date (other than the first through eleventh and final Review
Dates) is greater than or equal to its Initial Value, the notes will be automatically called for a cash payment, for each $1,000
principal amount note, equal to (a) $1,000 plus (b) the
Contingent Interest Payment applicable to that Review Date
plus (c) any previously unpaid Contingent Interest Payments for any prior Review Dates, payable on the applicable Call
Settlement Date. No further payments will be made on the
notes.
Payment at Maturity:
If the notes have not been automatically called and the Final
Value of each Fund is greater than or equal to its Trigger Value, you will receive a cash payment at maturity, for each $1,000 principal amount note, equal to (a) $1,000 plus (b) the
Contingent Interest Payment, if any, applicable to the final
Review Date plus (c) if the Contingent Interest Payment
applicable to the final Review Date is payable, any previously unpaid Contingent Interest Payments for any prior Review
Dates.
If the notes have not been automatically called and the Final
Value of any Fund is less than its Trigger Value, your payment at maturity per $1,000 principal amount note will be calculated as follows:
$1,000 + ($1,000 × Least Performing Fund Return)
If the notes have not been automatically called and the Final
Value of any Fund is less than its Trigger Value, you will lose more than 40.00% of your principal amount at maturity and
could lose all of your principal amount at maturity.
Least Performing Fund: The Fund with the Least Performing
Fund Return
Least Performing Fund Return: The lowest of the Fund
Returns of the Funds
Fund Return:
With respect to each Fund,
(Final Value – Initial Value)
Initial Value
Initial Value: With respect to each Fund, the closing price of one share of that Fund on the Pricing Date
Final Value: With respect to each Fund, the closing price of one share of that Fund on the final Review Date
Share Adjustment Factor: With respect to each Fund, the
Share Adjustment Factor is referenced in determining the
closing price of one share of that Fund and is set equal to 1.0 on the Pricing Date. The Share Adjustment Factor of each
Fund is subject to adjustment upon the occurrence of certain events affecting that Fund. See “The Underlyings — Funds —
Anti-Dilution Adjustments” in the accompanying product
supplement for further information.

PS-2 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the State Street® Energy Select Sector SPDR® ETF, the VanEck®
Semiconductor ETF and the State Street® Utilities Select Sector SPDR®
ETF
Supplemental Terms of the Notes
Any values of the Funds, and any values derived therefrom, included in this pricing supplement may be corrected, in the event of manifest error or inconsistency, by amendment of this pricing supplement and the corresponding terms of the notes. Notwithstanding anything to the contrary in the indenture governing the notes, that amendment will become effective without consent of the holders of the notes or any other party.
How the Notes Work
Payments in Connection with the First through Eleventh Review Dates
Payments in Connection with Review Dates (Other than the First through Eleventh and Final Review Dates)
The closing price of one share of each Fund is
greater than or equal to its Interest Barrier.
The closing price of one share of any Fund is less
than its Interest Barrier.
First through Eleventh Review Dates
Compare the closing price of one share of each Fund to its Interest Barrier on each Review Date.
You will receive (a) a Contingent Interest Payment on the
applicable Interest Payment Date plus (b) any previously unpaid
Contingent Interest Payments for any prior Review Dates.
Proceed to the next Review Date.
No Contingent Interest Payment will be made with respect to
the applicable Review Date.
Proceed to the next Review Date.
The notes will be automatically called on the applicable Call Settlement Date and you will receive (a) $1,000 plus (b) the Contingent Interest Payment applicable to that Review Date plus (c) any previously unpaid Contingent Interest Payments for any prior Review Dates.
No further payments will be made on the notes.
Review Dates (Other than the First through Eleventh and Final Review Dates)
Automatic Call
The closing price of one
share of each Fund is
greater than or equal to
its Initial Value.
The closing price of one
share of any Fund is
less than its Initial
Value.
Initial
Value You will receive (a) the Contingent
Interest Payment applicable to that
Review Date plus (b) any previously
unpaid Contingent Interest Payments
for any prior Review Dates.
Proceed to the next Review Date.
The closing price of one
share of each Fund is
greater than or equal to
its Interest Barrier.
No
Automatic
Call No Contingent Interest Payment will
be made with respect to the
applicable Review Date.
Proceed to the next Review Date.
The closing price of one
share of any Fund is less
than its Interest Barrier.
Compare the closing price of one share of each Fund to its Initial Value and its Interest Barrier on each Review Date until the final Review Date or any earlier automatic call.

PS-3 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the State Street® Energy Select Sector SPDR® ETF, the VanEck®
Semiconductor ETF and the State Street® Utilities Select Sector SPDR®
ETF
Payment at Maturity If the Notes Have Not Been Automatically Called
Total Contingent Interest Payments
The table below illustrates the hypothetical total Contingent Interest Payments per $1,000 principal amount note over the term of the notes based on a hypothetical Contingent Interest Rate of 9.50% per annum, depending on how many Contingent Interest Payments are made prior to automatic call or maturity. The actual Contingent Interest Rate will be provided in the pricing supplement and will be at least 9.50% per annum (payable at a rate of at least 0.79167% per month).
Number of Contingent
Interest Payments
Total Contingent
Interest Payments
60
$475.0000
59
$467.0833
58
$459.1667
57
$451.2500
56
$443.3333
55
$435.4167
54
$427.5000
53
$419.5833
52
$411.6667
51
$403.7500
50
$395.8333
49
$387.9167
48
$380.0000
47
$372.0833
46
$364.1667
45
$356.2500
44
$348.3333
43
$340.4167
42
$332.5000
41
$324.5833
40
$316.6667
39
$308.7500
38
$300.8333
37
$292.9167
Review Dates Preceding the
Final Review Date
You will receive (a) $1,000 plus (b) the
Contingent Interest Payment, if any,
applicable to the final Review Date
plus (c) if the Contingent Interest
Payment applicable to the final Review
Date is payable, any previously unpaid
Contingent Interest Payments for any
prior Review Dates.
The notes are not
automatically called.
Proceed to maturity
Final Review Date
Payment at Maturity
The Final Value of each Fund is greater than or
equal to its Trigger Value.
You will receive:
$1,000 + ($1,000 ×Least Performing
Fund Return)
Under these circumstances, you will
lose a signifcant portion or all of your
principal amount at maturity.
The Final Value of any Fund is less than its
Trigger Value.

PS-4 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the State Street® Energy Select Sector SPDR® ETF, the VanEck®
Semiconductor ETF and the State Street® Utilities Select Sector SPDR®
ETF
36
$285.0000
35
$277.0833
34
$269.1667
33
$261.2500
32
$253.3333
31
$245.4167
30
$237.5000
29
$229.5833
28
$221.6667
27
$213.7500
26
$205.8333
25
$197.9167
24
$190.0000
23
$182.0833
22
$174.1667
21
$166.2500
20
$158.3333
19
$150.4167
18
$142.5000
17
$134.5833
16
$126.6667
15
$118.7500
14
$110.8333
13
$102.9167
12
$95.0000
11
$87.0833
10
$79.1667
9
$71.2500
8
$63.3333
7
$55.4167
6
$47.5000
5
$39.5833
4
$31.6667
3
$23.7500
2
$15.8333
1
$7.9167
0
$0.0000
Hypothetical Payout Examples
The following examples illustrate payments on the notes linked to three hypothetical Funds, assuming a range of performances for the hypothetical Least Performing Fund on the Review Dates. Solely for purposes of this section, the Least Performing Fund with respect to each Review Date is the least performing of the Funds determined based on the closing price of one share of each
Fund on that Review Date compared with its Initial Value.
The hypothetical payments set forth below assume the following:
• an Initial Value for each Fund of $100.00;
• an Interest Barrier for each Fund of $70.00 (equal to 70.00% of its hypothetical Initial Value);

PS-5 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the State Street® Energy Select Sector SPDR® ETF, the VanEck®
Semiconductor ETF and the State Street® Utilities Select Sector SPDR®
ETF
• a Trigger Value for each Fund of $60.00 (equal to 60.00% of its hypothetical Initial Value); and
• a Contingent Interest Rate of 9.50% per annum.
The hypothetical Initial Value of each Fund of $100.00 has been chosen for illustrative purposes only and may not represent a likely actual Initial Value of any Fund. The actual Initial Value of each Fund will be the closing price of one share of that Fund on the Pricing
Date and will be provided in the pricing supplement. For historical data regarding the actual closing prices of one share of each Fund, please see the historical information set forth under “The Funds” in this pricing supplement.
Each hypothetical payment set forth below is for illustrative purposes only and may not be the actual payment applicable to a purchaser of the notes. The numbers appearing in the following examples have been rounded for ease of analysis.
Example 1 — Notes are automatically called on the twelfth Review Date.
Date
Closing Price of One Share of
Least Performing Fund
Payment (per $1,000 principal amount note)
First Review Date
$105.00
$7.9167
Second Review Date
$115.00
$7.9167
Third through Eleventh
Review Dates
Greater than Initial Value
$7.9167
Twelfth Review Date
$110.00
$1,007.9167
Total Payment
$1,095.00 (9.50% return)
Because the closing price of one share of each Fund on the twelfth Review Date is greater than or equal to its Initial Value, the notes will be automatically called for a cash payment, for each $1,000 principal amount note, of $1,007.9167 (or $1,000 plus the Contingent
Interest Payment applicable to the twelfth Review Date), payable on the applicable Call Settlement Date. The notes are not automatically callable before the twelfth Review Date, even though the closing price of one share of each Fund on each of the first through eleventh Review Dates is greater than its Initial Value. When added to the Contingent Interest Payments received with respect to the prior Review Dates, the total amount paid, for each $1,000 principal amount note, is $1,095.00. No further payments will be made on the notes.
Example 2 — Notes have NOT been automatically called and the Final Value of the Least Performing Fund is greater than or equal to its Trigger Value and its Interest Barrier.
Date
Closing Price of One Share of
Least Performing Fund
Payment (per $1,000 principal amount note)
First Review Date
$95.00
$7.9167
Second Review Date
$85.00
$7.9167
Third through Fifty-Ninth
Review Dates
Less than Interest Barrier
$0
Final Review Date
$90.00
$1,459.1667
Total Payment
$1,475.00 (47.50% return)
Because the notes have not been automatically called and the Final Value of the Least Performing Fund is greater than or equal to its
Trigger Value and its Interest Barrier, the payment at maturity, for each $1,000 principal amount note, will be $1,459.1667 (or $1,000 plus the Contingent Interest Payment applicable to the final Review Date plus the unpaid Contingent Interest Payments for any prior
Review Dates). When added to the Contingent Interest Payments received with respect to the prior Review Dates, the total amount paid, for each $1,000 principal amount note, is $1,475.00.

PS-6 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the State Street® Energy Select Sector SPDR® ETF, the VanEck®
Semiconductor ETF and the State Street® Utilities Select Sector SPDR®
ETF
Example 3 — Notes have NOT been automatically called and the Final Value of the Least Performing Fund is less than its
Interest Barrier but is greater than or equal to its Trigger Value.
Date
Closing Price of One Share
of Least Performing Fund
Payment (per $1,000 principal amount note)
First Review Date
$95.00
$7.9167
Second Review Date
$80.00
$7.9167
Third through Fifty-Ninth
Review Dates
Less than Interest Barrier
$0
Final Review Date
$65.00
$1,000.00
Total Payment
$1,015.8333 (1.5833% return)
Because the notes have not been automatically called and the Final Value of the Least Performing Fund is less than its Interest Barrier but is greater than or equal to its Trigger Value, the payment at maturity, for each $1,000 principal amount note, will be $1,000.00.
When added to the Contingent Interest Payments received with respect to the prior Review Dates, the total amount paid, for each
$1,000 principal amount note, is $1,015.8333.
Example 4 — Notes have NOT been automatically called and the Final Value of the Least Performing Fund is less than its
Trigger Value.
Date
Closing Price of One Share of
Least Performing Fund
Payment (per $1,000 principal amount note)
First Review Date
$40.00
$0
Second Review Date
$45.00
$0
Third through Fifty-Ninth
Review Dates
Less than Interest Barrier
$0
Final Review Date
$40.00
$400.00
Total Payment
$400.00 (-60.00% return)
Because the notes have not been automatically called, the Final Value of the Least Performing Fund is less than its Trigger Value and the Least Performing Fund Return is -60.00%, the payment at maturity will be $400.00 per $1,000 principal amount note, calculated as follows:
$1,000 + [$1,000 × (-60.00%)] = $400.00
The hypothetical returns and hypothetical payments on the notes shown above apply only if you hold the notes for their entire term or until automatically called. These hypotheticals do not reflect the fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.
Selected Risk Considerations
An investment in the notes involves significant risks. These risks are explained in more detail in the “Risk Factors” sections of the accompanying prospectus supplement and product supplement and in Annex A to the accompanying prospectus addendum.
Risks Relating to the Notes Generally
• YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS —
The notes do not guarantee any return of principal. If the notes have not been automatically called and the Final Value of any
Fund is less than its Trigger Value, you will lose 1% of the principal amount of your notes for every 1% that the Final Value of the
Least Performing Fund is less than its Initial Value. Accordingly, under these circumstances, you will lose more than 40.00% of your principal amount at maturity and could lose all of your principal amount at maturity.
• THE NOTES DO NOT GUARANTEE THE PAYMENT OF INTEREST AND MAY NOT PAY ANY INTEREST AT ALL —
If the notes have not been automatically called, we will make a Contingent Interest Payment with respect to a Review Date (and we will pay you any previously unpaid Contingent Interest Payments for any prior Review Dates) only if the closing price of one share of each Fund on that Review Date is greater than or equal to its Interest Barrier. If the closing price of one share of any Fund on that Review Date is less than its Interest Barrier, no Contingent Interest Payment will be made with respect to that Review Date.

PS-7 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the State Street® Energy Select Sector SPDR® ETF, the VanEck®
Semiconductor ETF and the State Street® Utilities Select Sector SPDR®
ETF
You will not receive any unpaid Contingent Interest Payments if the closing price of one share of any Fund on each subsequent
Review Date is less than its Interest Barrier. Accordingly, if the closing price of one share of any Fund on each Review Date is less than its Interest Barrier, you will not receive any interest payments over the term of the notes.
• CREDIT RISKS OF JPMORGAN FINANCIAL AND JPMORGAN CHASE & CO. —
Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the notes. Any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads, as determined by the market for taking that credit risk, is likely to adversely affect the value of the notes. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment.
• AS A FINANCE SUBSIDIARY, JPMORGAN FINANCIAL HAS NO INDEPENDENT OPERATIONS AND HAS LIMITED ASSETS
—
As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities and the collection of intercompany obligations. Aside from the initial capital contribution from JPMorgan Chase &
Co., substantially all of our assets relate to obligations of JPMorgan Chase & Co. to make payments under loans made by us to
JPMorgan Chase & Co. or under other intercompany agreements. As a result, we are dependent upon payments from JPMorgan
Chase & Co. to meet our obligations under the notes. We are not a key operating subsidiary of JPMorgan Chase & Co. and in a bankruptcy or resolution of JPMorgan Chase & Co. we are not expected to have sufficient resources to meet our obligations in respect of the notes as they come due. If JPMorgan Chase & Co. does not make payments to us and we are unable to make payments on the notes, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co. For more information, see the accompanying prospectus addendum.
• THE APPRECIATION POTENTIAL OF THE NOTES IS LIMITED TO THE SUM OF ANY CONTINGENT INTEREST PAYMENTS
THAT MAY BE PAID OVER THE TERM OF THE NOTES,
regardless of any appreciation of any Fund, which may be significant. You will not participate in any appreciation of any Fund.
• YOU ARE EXPOSED TO THE RISK OF DECLINE IN THE PRICE OF ONE SHARE OF EACH FUND —
Payments on the notes are not linked to a basket composed of the Funds and are contingent upon the performance of each individual Fund. Poor performance by any of the Funds over the term of the notes may result in the notes not being automatically called on a Review Date, may negatively affect whether you will receive a Contingent Interest Payment on any Interest Payment
Date and your payment at maturity and will not be offset or mitigated by positive performance by any other Fund.
• YOUR PAYMENT AT MATURITY WILL BE DETERMINED BY THE LEAST PERFORMING FUND.
• THE BENEFIT PROVIDED BY THE TRIGGER VALUE MAY TERMINATE ON THE FINAL REVIEW DATE —
If the Final Value of any Fund is less than its Trigger Value and the notes have not been automatically called, the benefit provided by the Trigger Value will terminate and you will be fully exposed to any depreciation of the Least Performing Fund.
• THE AUTOMATIC CALL FEATURE MAY FORCE A POTENTIAL EARLY EXIT —
If your notes are automatically called, the term of the notes may be reduced to as short as approximately one year and you will not receive any Contingent Interest Payments after the applicable Call Settlement Date. There is no guarantee that you would be able to reinvest the proceeds from an investment in the notes at a comparable return and/or with a comparable interest rate for a similar level of risk. Even in cases where the notes are called before maturity, you are not entitled to any fees and commissions described on the front cover of this pricing supplement.
• YOU WILL NOT RECEIVE DIVIDENDS ON ANY FUND OR THE SECURITIES HELD BY ANY FUND OR HAVE ANY RIGHTS
WITH RESPECT TO ANY FUND OR THOSE SECURITIES.
• THE RISK OF THE CLOSING PRICE OF ONE SHARE OF A FUND FALLING BELOW ITS INTEREST BARRIER OR TRIGGER
VALUE IS GREATER IF THE PRICE OF ONE SHARE OF THAT FUND IS VOLATILE.
• LACK OF LIQUIDITY —
The notes will not be listed on any securities exchange. Accordingly, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which JPMS is willing to buy the notes. You may not be able to sell your notes. The notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your notes to maturity.

PS-8 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the State Street® Energy Select Sector SPDR® ETF, the VanEck®
Semiconductor ETF and the State Street® Utilities Select Sector SPDR®
ETF
• THE FINAL TERMS AND VALUATION OF THE NOTES WILL BE PROVIDED IN THE PRICING SUPPLEMENT —
You should consider your potential investment in the notes based on the minimums for the estimated value of the notes and the
Contingent Interest Rate.
Risks Relating to Conflicts of Interest
• POTENTIAL CONFLICTS —
We and our affiliates play a variety of roles in connection with the notes. In performing these duties, our and JPMorgan Chase &
Co.’s economic interests are potentially adverse to your interests as an investor in the notes. It is possible that hedging or trading activities of ours or our affiliates in connection with the notes could result in substantial returns for us or our affiliates while the value of the notes declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement.
Risks Relating to the Estimated Value and Secondary Market Prices of the Notes
• THE ESTIMATED VALUE OF THE NOTES WILL BE LOWER THAN THE ORIGINAL ISSUE PRICE (PRICE TO PUBLIC) OF
THE NOTES —
The estimated value of the notes is only an estimate determined by reference to several factors. The original issue price of the notes will exceed the estimated value of the notes because costs associated with selling, structuring and hedging the notes are included in the original issue price of the notes. These costs include the selling commissions, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes and the estimated cost of hedging our obligations under the notes. See “The Estimated Value of the Notes” in this pricing supplement.
• THE ESTIMATED VALUE OF THE NOTES DOES NOT REPRESENT FUTURE VALUES OF THE NOTES AND MAY DIFFER
FROM OTHERS’ ESTIMATES —
See “The Estimated Value of the Notes” in this pricing supplement.
• THE ESTIMATED VALUE OF THE NOTES IS DERIVED BY REFERENCE TO AN INTERNAL FUNDING RATE —
The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. See “The Estimated Value of the Notes” in this pricing supplement.
• THE VALUE OF THE NOTES AS PUBLISHED BY JPMS (AND WHICH MAY BE REFLECTED ON CUSTOMER ACCOUNT
STATEMENTS) MAY BE HIGHER THAN THE THEN-CURRENT ESTIMATED VALUE OF THE NOTES FOR A LIMITED TIME
PERIOD —
We generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by JPMS in an amount that will decline to zero over an initial predetermined period.
See “Secondary Market Prices of the Notes” in this pricing supplement for additional information relating to this initial period.
Accordingly, the estimated value of your notes during this initial period may be lower than the value of the notes as published by
JPMS (and which may be shown on your customer account statements).
• SECONDARY MARKET PRICES OF THE NOTES WILL LIKELY BE LOWER THAN THE ORIGINAL ISSUE PRICE OF THE
NOTES —
Any secondary market prices of the notes will likely be lower than the original issue price of the notes because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the notes. As a result, the price, if any, at which JPMS will be willing to buy the notes from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the Maturity Date could result in a substantial loss to you.
• SECONDARY MARKET PRICES OF THE NOTES WILL BE IMPACTED BY MANY ECONOMIC AND MARKET FACTORS —

PS-9 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the State Street® Energy Select Sector SPDR® ETF, the VanEck®
Semiconductor ETF and the State Street® Utilities Select Sector SPDR®
ETF
The secondary market price of the notes during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, projected hedging profits, if any, estimated hedging costs and the prices of one share of the Funds. Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the notes, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the notes, if any, at which JPMS may be willing to purchase your notes in the secondary market. See “Risk
Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement.
Risks Relating to the Funds
• THERE ARE RISKS ASSOCIATED WITH THE FUNDS —
The Funds are subject to management risk, which is the risk that the investment strategies of the applicable Fund’s investment adviser, the implementation of which is subject to a number of constraints, may not produce the intended results. These constraints could adversely affect the market prices of the shares of the Funds and, consequently, the value of the notes.
• THE PERFORMANCE AND MARKET VALUE OF EACH FUND, PARTICULARLY DURING PERIODS OF MARKET
VOLATILITY, MAY NOT CORRELATE WITH THE PERFORMANCE OF THAT FUND’S UNDERLYING INDEX AS WELL AS
THE NET ASSET VALUE PER SHARE —
Each Fund does not fully replicate its Underlying Index (as defined under “The Funds” below) and may hold securities different from those included in its Underlying Index. In addition, the performance of each Fund will reflect additional transaction costs and fees that are not included in the calculation of its Underlying Index. All of these factors may lead to a lack of correlation between the performance of each Fund and its Underlying Index. In addition, corporate actions with respect to the equity securities underlying a Fund (such as mergers and spin-offs) may impact the variance between the performances of that Fund and its
Underlying Index. Finally, because the shares of each Fund are traded on a securities exchange and are subject to market supply and investor demand, the market value of one share of each Fund may differ from the net asset value per share of that Fund.
During periods of market volatility, securities underlying each Fund may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of that Fund and the liquidity of that Fund may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares of a Fund. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of a Fund. As a result, under these circumstances, the market value of shares of a Fund may vary substantially from the net asset value per share of that Fund. For all of the foregoing reasons, the performance of each Fund may not correlate with the performance of its Underlying Index as well as the net asset value per share of that Fund, which could materially and adversely affect the value of the notes in the secondary market and/or reduce any payment on the notes.
• RISKS ASSOCIATED WITH THE ENERGY SECTOR WITH RESPECT TO THE STATE STREET® ENERGY SELECT SECTOR
SPDR® ETF —
All or substantially all of the equity securities held by the State Street® Energy Select Sector SPDR® ETF are issued by companies whose primary line of business is directly associated with the energy sector. As a result, the value of the notes may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this sector than a different investment linked to securities of a more broadly diversified group of issuers. Issuers in energy-related industries can be significantly affected by fluctuations in energy prices and supply and demand of energy fuels. Markets for various energy-related commodities can have significant volatility, and are subject to control or manipulation by large producers or purchasers.
Companies in the energy sector may need to make substantial expenditures, and to incur significant amounts of debt, in order to maintain or expand their reserves. Oil and gas exploration and production can be significantly affected by natural disasters as well as changes in exchange rates, interest rates, government regulation, world events and economic conditions. These companies may be at risk for environmental damage claims. These factors could affect the energy sector and could affect the value of the equity securities held by the State Street® Energy Select Sector SPDR® ETF and the price of the State Street® Energy Select
Sector SPDR® ETF during the term of the notes, which may adversely affect the value of your notes.
• RISKS ASSOCIATED WITH THE SEMICONDUCTOR INDUSTRY WITH RESPECT TO THE VANECK® SEMICONDUCTOR ETF
—
All or substantially all of the equity securities held by the VanEck® Semiconductor ETF are issued by companies whose primary line of business is directly associated with the semiconductor industry. As a result, the value of the notes may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this industry than a different investment linked to securities of a more broadly diversified group of issuers. Competitive pressures may have a

PS-10 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the State Street® Energy Select Sector SPDR® ETF, the VanEck®
Semiconductor ETF and the State Street® Utilities Select Sector SPDR®
ETF
significant effect on the financial condition of companies in the semiconductor industry. As product cycles shorten and manufacturing capacity increases, these companies may become increasingly subject to aggressive pricing, which hampers profitability. Semiconductor companies are vulnerable to wide fluctuations in securities prices due to rapid product obsolescence.
Many semiconductor companies may not successfully introduce new products, develop and maintain a loyal customer base or achieve general market acceptance for their products, and failure to do so could have a material adverse effect on their business, results of operations and financial condition. Reduced demand for end-user products, underutilization of manufacturing capacity, and other factors could adversely impact the operating results of companies in the semiconductor industry. Semiconductor companies typically face high capital costs and these companies may need additional financing, which may be difficult to obtain.
They also may be subject to risks relating to research and development costs and the availability and price of components.
Moreover, they may be heavily dependent on intellectual property rights and may be adversely affected by loss or impairment of those rights. Some of the companies involved in the semiconductor sector are also engaged in other lines of business unrelated to the semiconductor business, and they may experience problems with these lines of business, which could adversely affect their operating results. The international operations of many semiconductor companies expose them to risks associated with instability and changes in economic and political conditions, foreign currency fluctuations, changes in foreign regulations, tariffs and trade disputes, competition from subsidized foreign competitors with lower production costs and other risks inherent to international business. The semiconductor industry is highly cyclical, which may cause the operating results of many semiconductor companies to vary significantly. Companies in the semiconductor industry also may be subject to competition from new market entrants. The stock prices of companies in the semiconductor industry have been and will likely continue to be extremely volatile compared to the overall market. These factors could affect the semiconductor industry and could affect the value of the equity securities held by the
VanEck® Semiconductor ETF and the price of the VanEck® Semiconductor ETF during the term of the notes, which may adversely affect the value of your notes.
• NON-U.S. SECURITIES RISK WITH RESPECT TO THE VANECK® SEMICONDUCTOR ETF —
Some of the equity securities held by the VanEck® Semiconductor ETF have been issued by non-U.S. companies. Investments in securities linked to the value of such non-U.S. equity securities involve risks associated with the home countries of the issuers of those non-U.S. equity securities.
• RISKS ASSOCIATED WITH THE UTILITIES SECTOR WITH RESPECT TO THE STATE STREET® UTILITIES SELECT
SECTOR SPDR® ETF —
All or substantially all of the equity securities held by the State Street® Utilities Select Sector SPDR® ETF are issued by companies whose primary line of business is directly associated with the utilities sector. As a result, the value of the notes may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this sector than a different investment linked to securities of a more broadly diversified group of issuers. Utility companies are affected by supply and demand, operating costs, government regulation, environmental factors, liabilities for environmental damage and general civil liabilities and rate caps or rate changes. Although rate changes of a regulated utility usually fluctuate in approximate correlation with financing costs, due to political and regulatory factors, rate changes ordinarily occur only following a delay after the changes in financing costs. This factor will tend to favorably affect a regulated utility company’s earnings and dividends in times of decreasing costs, but conversely, will tend to adversely affect earnings and dividends when costs are rising. The value of regulated utility equity securities may tend to have an inverse relationship to the movement of interest rates. Certain utility companies have experienced full or partial deregulation in recent years. These utility companies are frequently more similar to industrial companies in that they are subject to greater competition and have been permitted by regulators to diversify outside of their original geographic regions and their traditional lines of business. These opportunities may permit certain utility companies to earn more than their traditional regulated rates of return. Some companies, however, may be forced to defend their core business and may be less profitable. In addition, natural disasters, terrorist attacks, government intervention or other factors may render a utility company’s equipment unusable or obsolete and negatively impact profitability. Among the risks that may affect utility companies are the following: risks of increases in fuel and other operating costs; the high cost of borrowing to finance capital construction during inflationary periods; restrictions on operations and increased costs and delays associated with compliance with environmental and nuclear safety regulations; and the difficulties involved in obtaining natural gas for resale or fuel for generating electricity at reasonable prices. Other risks include those related to the construction and operation of nuclear power plants, the effects of energy conservation and the effects of regulatory changes. These factors could affect the utilities sector and could affect the value of the equity securities held by the State Street® Utilities Select Sector SPDR® ETF and the price of the State Street®
Utilities Select Sector SPDR® ETF during the term of the notes, which may adversely affect the value of your notes.

PS-11 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the State Street® Energy Select Sector SPDR® ETF, the VanEck®
Semiconductor ETF and the State Street® Utilities Select Sector SPDR®
ETF
• THE ANTI-DILUTION PROTECTION FOR THE FUNDS IS LIMITED —
The calculation agent will make adjustments to the Share Adjustment Factor for each Fund for certain events affecting the shares of that Fund. However, the calculation agent will not make an adjustment in response to all events that could affect the shares of the Funds. If an event occurs that does not require the calculation agent to make an adjustment, the value of the notes may be materially and adversely affected.

PS-12 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the State Street® Energy Select Sector SPDR® ETF, the VanEck®
Semiconductor ETF and the State Street® Utilities Select Sector SPDR®
ETF
The Funds
The State Street® Energy Select Sector SPDR® ETF (formerly known as the Energy Select Sector SPDR® Fund) is an exchange-traded fund of the Select Sector SPDR® ETF, a registered investment company, that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the Energy
Select Sector Index, which we refer to as the Underlying Index with respect to the State Street® Energy Select Sector SPDR® ETF. The
Energy Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS®
energy sector of the S&P 500® Index, which currently includes companies in the following industries: oil, gas & consumable fuels; and
energy equipment & services. For additional information about the State Street® Energy Select Sector SPDR® ETF, see “Fund
Descriptions — The Select Sector SPDR® Funds” in the accompanying underlying supplement.
The VanEck® Semiconductor ETF is an exchange-traded fund of VanEck® ETF Trust, a registered investment company, that seeks to replicate as closely as possible, before fees and expenses, the price and yield performance of the MVIS® US Listed Semiconductor 25
Index, which we refer to as the Underlying Index with respect to the VanEck® Semiconductor ETF. The MVIS® U.S. Listed
Semiconductor 25 Index is designed to track the performance of the largest and most liquid U.S. exchange-listed companies that derive at least 50% (25% for current components) of their revenues from semiconductors. For additional information about the VanEck®
Semiconductor ETF, see “Fund Descriptions — The VanEck® ETFs” in the accompanying underlying supplement.
The State Street® Utilities Select Sector SPDR® ETF (formerly known as the Utilities Select Sector SPDR® Fund) is an exchange-traded fund of the Select Sector SPDR® Trust, a registered investment company, that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the Utilities
Select Sector Index, which we refer to as the Underlying Index with respect to the State Street® Utilities Select Sector SPDR® ETF.
The Utilities Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS®
utilities sector of the S&P 500® Index, which currently includes companies in the following industries: electric utilities; water utilities;
multi-utilities; independent power and renewable electricity producers; and gas utilities. For additional information about the State
Street® Utilities Select Sector SPDR® ETF, see “Fund Descriptions — The Select Sector SPDR® Funds” in the accompanying underlying supplement.
Historical Information
The following graphs set forth the historical performance of each Fund based on the weekly historical closing prices of one share of each Fund from January 3, 2020 through December 12, 2025. The closing price of one share of the State Street® Energy Select Sector
SPDR® ETF on December 16, 2025 was $43.81. The closing price of one share of the VanEck® Semiconductor ETF on December 16,
2025 was $351.94. The closing price of one share of the State Street® Utilities Select Sector SPDR® ETF on December 16, 2025 was
$43.04. We obtained the closing prices above and below from the Bloomberg Professional® service (“Bloomberg”), without independent verification. The closing prices above and below may have been adjusted by Bloomberg for actions taken by the Funds, such as stock splits.
The historical closing prices of one share of each Fund should not be taken as an indication of future performance, and no assurance can be given as to the closing price of one share of any Fund on the Pricing Date or any Review Date. There can be no assurance that the performance of the Funds will result in the return of any of your principal amount or the payment of any interest.

PS-13 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the State Street® Energy Select Sector SPDR® ETF, the VanEck®
Semiconductor ETF and the State Street® Utilities Select Sector SPDR®
ETF

PS-14 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the State Street® Energy Select Sector SPDR® ETF, the VanEck®
Semiconductor ETF and the State Street® Utilities Select Sector SPDR®
ETF
Tax Treatment
You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 4-I. In determining our reporting responsibilities we intend to treat (i) the notes for U.S. federal income tax purposes as prepaid forward contracts with associated contingent coupons and (ii) any Contingent Interest Payments as ordinary income, as described in the section entitled “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes
Treated as Prepaid Forward Contracts with Associated Contingent Coupons” in the accompanying product supplement. Based on the advice of Davis Polk & Wardwell LLP, our special tax counsel, we believe that this is a reasonable treatment, but that there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the notes could be materially affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the notes, possibly with retroactive effect. The discussions above and in the accompanying product supplement do not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the
Code. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by the notice described above.
Non-U.S. Holders — Tax Considerations. The U.S. federal income tax treatment of Contingent Interest Payments is uncertain, and although we believe it is reasonable to take a position that Contingent Interest Payments are not subject to U.S. withholding tax (at least if an applicable Form W-8 is provided), it is expected that withholding agents will (and we, if we are the withholding agent, intend to)
withhold on any Contingent Interest Payment paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the notes must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the notes, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.
Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable
Treasury regulations. Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January
1, 2027 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on certain determinations made by us, we expect that Section 871(m) will not apply to the notes with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If necessary, further information regarding the potential application of Section 871(m) will be provided in the pricing supplement for the notes. You should consult your tax adviser regarding the potential application of Section 871(m) to the notes.
In the event of any withholding on the notes, we will not be required to pay any additional amounts with respect to amounts so withheld.
The Estimated Value of the Notes
The estimated value of the notes set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the notes, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the notes. The estimated value of the notes does not represent a minimum price at which JPMS would be willing to buy your notes in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal

PS-15 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the State Street® Energy Select Sector SPDR® ETF, the VanEck®
Semiconductor ETF and the State Street® Utilities Select Sector SPDR®
ETF
funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. For additional information, see “Selected Risk Considerations — Risks Relating to the Estimated Value and
Secondary Market Prices of the Notes — The Estimated Value of the Notes Is Derived by Reference to an Internal Funding Rate” in this pricing supplement.
The value of the derivative or derivatives underlying the economic terms of the notes is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the notes is determined when the terms of the notes are set based on market conditions and other relevant factors and assumptions existing at that time.
The estimated value of the notes does not represent future values of the notes and may differ from others’ estimates. Different pricing models and assumptions could provide valuations for the notes that are greater than or less than the estimated value of the notes. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the notes could change significantly based on, among other things, changes in market conditions, our or
JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy notes from you in secondary market transactions.
The estimated value of the notes will be lower than the original issue price of the notes because costs associated with selling, structuring and hedging the notes are included in the original issue price of the notes. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes and the estimated cost of hedging our obligations under the notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the notes may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — The
Estimated Value of the Notes Will Be Lower Than the Original Issue Price (Price to Public) of the Notes” in this pricing supplement.
Secondary Market Prices of the Notes
For information about factors that will impact any secondary market prices of the notes, see “Risk Factors — Risks Relating to the
Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement. In addition, we generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by
JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. This initial predetermined time period is intended to be the shorter of six months and one-half of the stated term of the notes. The length of any such initial period reflects the structure of the notes, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the notes and when these costs are incurred, as determined by our affiliates. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices
of the Notes — The Value of the Notes as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May
Be Higher Than the Then-Current Estimated Value of the Notes for a Limited Time Period” in this pricing supplement.
Supplemental Use of Proceeds
The notes are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the notes. See “How the Notes Work” and “Hypothetical Payout Examples” in this pricing supplement for an illustration of the risk-return profile of the notes and “The Funds” in this pricing supplement for a description of the market exposure provided by the notes.
The original issue price of the notes is equal to the estimated value of the notes plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes, plus the estimated cost of hedging our obligations under the notes.
Additional Terms Specific to the Notes
You may revoke your offer to purchase the notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the notes prior to their issuance. In the event of any

PS-16 | Structured Investments
Auto Callable Contingent Interest Notes Linked to the Least Performing of
the State Street® Energy Select Sector SPDR® ETF, the VanEck®
Semiconductor ETF and the State Street® Utilities Select Sector SPDR®
ETF
changes to the terms of the notes, we will notify you and you will be asked to accept such changes in connection with your purchase.
You may also choose to reject such changes, in which case we may reject your offer to purchase.
You should read this pricing supplement together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these notes are a part, the accompanying prospectus addendum and the more detailed information contained in the accompanying product supplement and the accompanying underlying supplement. This pricing supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement and in Annex A to the accompanying prospectus addendum, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.
You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):
• Product supplement no. 4-I dated April 13, 2023:
http://www.sec.gov/Archives/edgar/data/19617/000121390023029539/ea152803_424b2.pdf
• Underlying supplement no. 1-I dated April 13, 2023:
http://www.sec.gov/Archives/edgar/data/19617/000121390023029543/ea151873_424b2.pdf
• Prospectus supplement and prospectus, each dated April 13, 2023:
http://www.sec.gov/Archives/edgar/data/19617/000095010323005751/crt_dp192097-424b2.pdf
• Prospectus addendum dated June 3, 2024:
http://www.sec.gov/Archives/edgar/data/1665650/000095010324007599/dp211753_424b3.htm
Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617. As used in this pricing supplement, “we,” “us” and “our” refer to JPMorgan Financial.